UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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August 20, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a News Release providing an update regarding postponement of the Company’s Annual Shareholder Meeting to October 6, 2025. Additionally, the News Release provides insight into the Company’s decision for the postponement, and an update on what the Company believes is the impact of Mr. Allen Hartman’s latest actions upon the Company. Please refer to the full News Release presented below and attached hereto as Exhibit 99.1 for further details and where to access case information.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated August 20, 2025

August 20, 2025

IMPORTANT UPDATE FOR SHAREHOLDERS

– Silver Star REIT Postpones Shareholder Meeting –

– Vote EARLY the WHITE Proxy Card, Phone Options Available –

To Silver Star Shareholders,

We are writing to inform you that the previously scheduled shareholder meeting will be postponed until

October 6, 2025; the Record Date is August 21, 2025.

The Board made this decision for one reason: so that you have full and accurate information before casting your vote. Unfortunately, Allen Hartman, once again, is creating chaos – just as he did when he was in charge of your Company.

Hartman’s Track Record Speaks for Itself:

•Chaos and Broken Promises: Nothing he ever said panned out. He left retiring employees holding the bag, left the bank loan in default, and never once convened a shareholder meeting to give you a voice.
•Self-Dealing and Mismanagement: He used Silver Star’s assets and money to chase another scheme, repeatedly engaging in self-dealing, misleading communications, and mismanagement – always pointing the finger at someone else. He caused the Company to pay an employee for silence related to his despicable indecent exposure. And he paid himself a dividend when he stopped yours.
•False Narratives: Now he continues with the same tactics, pushing the false claim of a $300MM loss of NAV (completely untrue), accusing the Company of violating SEC rules, and demanding access to records while refusing to take his grievances to court where they belong and where previously presented. Creditors have used his misrepresentations and deceit in connection with taking aggressive actions against Silver Star, which exemplifies what will happen if there is a vote for liquidation. That is the reason a liquidation will provide little or nothing.

The Real Consequences of His Lies:

Hartman’s behavior isn’t harmless noise – it disrupts the day-to-day business of Silver Star and distracts management from executing on our growth strategy. This is exactly what your Board has been warning about: if Hartman prevails, the same chaos, mismanagement, and self-dealing that defined his tenure will come roaring back. Unfortunately, he doesn’t care about the shareholders. Sadly, it won’t be Hartman who pays the price for his reckless actions, it will be you, the shareholders. Hartman is worried about one thing and only one thing – the allegations in the law suit against him and his related entities. He worries that he will be ruined when the truth is told. He is right to worry.

Your Board’s Focus: Stability, Growth, and Protecting Your Investment

Unlike Hartman, we are doing the hard work of turning this company around:
•Driving stability through loan refinancing.
•Actively marketing legacy assets for sale.
•Growing our profitable self-storage platform.
•Completing audited financials with a dedicated accounting team, and considering interim unaudited reports in compliance with Maryland law and SEC rules.

The Poison Pill: Protecting Shareholder Voices

Hartman’s attacks on the shareholder rights plan (“Poison Pill”) are yet another distortion. The plan was triggered to protect your voice – to prevent one shareholder from seizing disproportionate influence. The rights exchange modestly increased the voting power of ordinary shareholders while reducing only Hartman’s outsized control.

Meanwhile, your Board continues to pursue counterclaims against Hartman for his self-dealing and fiduciary breaches. He has refused to defend himself, just as he refused accountability when he was at Silver Star. We are determined to get him under oath with his hand on the Bible so that you, the shareholders, have the complete truth before the shareholder meeting. Like us, you should ask, what does he have to hide? Make him answer. He has 35 million reasons not to answer. That’s what we think your lawsuit against him is worth $35,000,000.

The Legal Fight: Hartman Running from Accountability

Hartman thrives on creating chaos – but chaos is not a strategy. Silver Star has turned the corner, and under this Board and management team, the Company is focused on stability, accountability, and protecting your investment.

Vote Early the WHITE proxy card and stop the noise and disinformation. Give a Texas Jury a choice for your justice. You have the power. For voting instructions, meeting details, and the latest shareholder updates, visit www.silverstarreit.com.

If you would prefer to vote your proxy by phone:

Call 1-844-202-6616 for a live person, may have to wait in the queue, available Monday through Friday 9:00 am until 10:00 pm Eastern

OR

Call 1-866-804-9616 for an automated agent 24/7without waiting

Have your 11-digit code available

If you’ve already voted the BLUE card, you can still change your vote. Simply vote the WHITE card today—it is the last vote that counts.

Thank you for your continued support.

Vote now: https://web.viewproxy.com/silverstarreit/2025

Questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

Sincerely,

The Board of Directors
Silver Star Properties REIT

Media Contact:
📧 press@silverstarREIT.com
Investor Relations Contact:
Investor Relations Coordinator
📧 investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.

Participants in the Solicitation

Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.